Exhibit 10.10

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

AMENDED AND RESTATED

DEVELOPMENT AND LICENSE AGREEMENT

BETWEEN

COLUCID PHARMACEUTICALS, INC.

AND

ELI LILLY AND COMPANY

EFFECTIVE AS OF FEBRUARY 10, 2015

AMENDED AND RESTATED

DEVELOPMENT AND LICENSE AGREEMENT

THIS AMENDED AND RESTATED DEVELOPMENT AND LICENSE AGREEMENT (the “Agreement”), is entered into as of February 10, 2015 (the “Restatement Effective Date”), by and between COLUCID PHARMACEUTICALS, INC. (“CoLucid”), a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 902 North Capitol Avenue, Suite 302, Indianapolis, Indiana 46204, and ELI LILLY AND COMPANY (“Lilly”), a corporation organized and existing under the laws of the State of Indiana, having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285. CoLucid and Lilly are sometimes referred to herein individually as a “Party” and collectively as “Parties.” The Parties agree as follows:

BACKGROUND

Lilly has certain intellectual property rights relating to its compound LY573144. CoLucid is interested in further developing and commercializing LY573144. The Parties entered into a Development and License Agreement, dated December 16, 2005 (the “Original Agreement”), pursuant to which Lilly granted CoLucid a license to further develop and commercialize, on a worldwide basis, pharmaceutical products containing LY573144.

The Original Agreement was amended (or certain matters confirmed) pursuant to (i) a letter dated December 16, 2005; (ii) a letter dated March 27, 2008; (iii) a letter dated June 6, 2008; (iv) an amendment dated as of May 29, 2014; and (v) a letter dated January 6, 2015 (collectively, the “Prior Amendments”). The Parties desire to further amend the Original Agreement and to restate the Original Agreement in its entirety as set forth in this Agreement, after which this Agreement shall represent the complete understanding of the Parties with respect to the subject matter hereof and supersedes and replaces the Original Agreement and Prior Amendments.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements set forth below, the Parties hereto agree as follows.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following words and phrases shall have the following meanings:

“Adverse Event” means any untoward medical occurrence in a patient or clinical investigation subject administered a medicinal product that may have, but does not necessarily have to have a causal relationship with the medicinal product, including as designated under 21 C.F.R. 312.32 and any other Applicable Laws.

“Affiliate” means, with respect to a Party, any Person directly or indirectly controlling, controlled by, or under common control with, such Party. For purposes of this Agreement, the term “controlled” (including the terms “controlled by” and “under common control with”) as used in this context, means the direct or indirect ability or power to direct or cause the direction of management policies of a Person or otherwise direct the affairs of such Person, whether through ownership of equity, voting securities, beneficial interest, by contract or otherwise.

“Applicable Laws” means all applicable laws, ordinances, rules and regulations of any kind whatsoever of any governmental (including international, foreign, federal, state and local) or regulatory authority, including, without limitation, all laws, ordinances, rules and regulations promulgated by the FDA or its counterparts in foreign jurisdictions.

“Application for Marketing Authorization” means, with respect to Product, (i) in the United States, a New Drug Application filed with the FDA pursuant to 21 U.S.C. Section 357 and 21 C.F.R. Section 314 or any successor regulatory scheme (“NDA”), and (ii) in any country other than the United States, an application or set of applications for marketing approval comparable to an NDA and necessary to make and sell Product commercially in such country.

“Calendar Quarter” means the three (3) month period ending on March 31, June 30, September 30 or December 31. The initial Calendar Quarter will be deemed to begin on the Original Effective Date and end on the expiration of that Calendar Quarter in which it falls.

“Change of Control” means, with regard to a Party, any of the following events: the acquisition by any Person, other than a Person controlling such Party as of the Original Effective Date, of “beneficial ownership” (as defined in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended), directly or indirectly, of more than fifty percent (50%) of the shares of such Party’s stock by way of merger or sale of stock (excluding any bona fide financing transactions) or the sale or other disposition of all or substantially all of the assets of such Party to a Third Person.

“Clinical Trial(s)” means Phase I Clinical Trials, Phase II Clinical Trials or Phase III Clinical Trials, as applicable.

“Closing Date” means the date of the closing of the Next Financing, so long as such closing date occurs within sixty (60) days after the Original Effective Date (or such later date as the Parties may agree).

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“CoLucid Technology” means any inventions, ideas, conceptions or reductions-to-practice, patentable or not, information, works and data that are (i) generated, identified, discovered, created or made, in whole or in part, by CoLucid, its Affiliates, its employees or a Third Person on behalf of CoLucid, (ii) Controlled by CoLucid or its Affiliates, and (iii) necessary to manufacture, use, research, develop, sell or seek Regulatory Approval, including, without limitation, manufacturing processes, formulations, modes of delivery and methods of use, toxicology studies, Clinical Trial information and data, and post-registration Clinical Trial information and data; in each case relating to the Compound or the Product.

“Combination Product” means any product comprised of a combination of a Product and other product(s) or product component(s) where: (i) the manufacture, importation, use or sale or other disposition of the other product(s) or product component(s) by itself by or on behalf of CoLucid or another Permitted Seller does not constitute an infringement of a Valid Claim; (ii) the other product(s) or product component(s) can be sold separately by CoLucid or another Permitted Seller; and (iii) the other product(s) or product component(s) enhances the market price of the Product sold by CoLucid or another Permitted Seller.

“Compound” means 2,4,6-trifluoro-N-[6-[(1-methyl-4-piperidinyl)carbonyl]-2-pyridyl]-benzamide, which is designated as LY573144, and/or any of its pharmaceutically acceptable salts, solvates, or polymorphs.

“Compound Supply” shall have the meaning set forth in Section 5.1.

“Confidential Information” means information received (whether disclosed in writing, electronically, orally or by observation) by one Party (the “Receiving Party”) from the other Party (the “Disclosing Party”) that the Disclosing Party reasonably considers proprietary and confidential unless in each case such information, as shown by competent evidence:

(a) was known to the Receiving Party or to the public prior to the Disclosing Party’s disclosure, as demonstrated by contemporaneous written records;

(b) became known to the public, after the Disclosing Party’s disclosure hereunder, other than through a breach of the confidentiality provisions of this Agreement by the Receiving Party or any Person to whom such Receiving Party disclosed such information;

(c) was subsequently disclosed to the Receiving Party by a Person having a legal right to disclose, without any restrictions, such information or data; or

(d) was developed by the Receiving Party independent of the Disclosing Party’s Confidential Information;

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provided, however, that the Licensed Patents, the Lilly Know-How and any other information that pertains to Compound or any Product disclosed to CoLucid by Lilly hereunder shall be deemed the Confidential Information of CoLucid as well as Lilly and subject to the confidentiality provisions hereof during the term of this Agreement.

“Control” means the possession of the ability to grant a license without violating the terms of any agreement or other arrangement with any Third Person.

“Damages” means any and all costs, losses, claims, demands for payment, government enforcement actions, liabilities, fines, penalties, expenses, court costs and reasonable fees and disbursements of counsel, consultants and expert witnesses incurred by a Party hereto or its Affiliates (including any court-imposed interest in connection therewith).

“Data Exclusivity Period” means the period during which the FDA (or, in countries other than the United States, an equivalent regulatory agency) prohibits reference, without the consent of the owner of an Application for Marketing Authorization or Regulatory Approval package, to the clinical and other data that is contained in such Application for Marketing Approval or Regulatory Approval package, and that is not published or publicly available outside of such Application for Marketing Authorization or Regulatory Approval package.

“Development Plan” means a plan prepared by CoLucid for developing Product in the Territory, up to and including filing of the Application for Marketing Authorization for the Product, including all Clinical Trials required to confirm the profile of Product, including but not limited to, Clinical Trials required to confirm the clinical efficacy, tolerability and dosing regimen of Product. The initial Development Plan is attached as Exhibit C; provided, however, that CoLucid shall be entitled to amend, alter or change such Development Plan in its sole discretion, subject to its obligations hereunder.

“Diligence” means use of reasonable commercial efforts, consistent with normal business practices within the pharmaceutical industry, taking into account efficacy, the competitiveness of alternative products in the marketplace, the availability of a partner for commercialization of a Product, the degree of intellectual property protection available for a Product, the likelihood of Regulatory Approval, the profitability of a Product, the potential impact of the prevailing conditions (such as pricing) in one market on one or more other markets, alternative products and other relevant factors, and in any event not less than the use of efforts comparable with those used by CoLucid for similar products at a comparable stage in development and of a comparable commercial and development potential in light of such factors, with the objective of launching a Product worldwide as soon as practicable.

“FDA” means the United States Food and Drug Administration, or any successor federal agency having responsibility over Regulatory Approval. “FDA” shall also be deemed to include the applicable governmental or regulatory authority having jurisdiction over the Product in any particular country or region in the Territory (for example, the European Medicines Evaluation Agency for the European Union).

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Field” means all human health uses.

“First Commercial Sale” means the first arms-length sale of Product in a country by CoLucid or a Permitted Seller to a Third Person following Regulatory Approval in that country.

“Force Majeure” shall have the meaning set forth in Section 12.3.

“GAAP” means U.S. Generally Accepted Accounting Principles, consistently applied.

“Licensed Patents” means those United States and foreign patents and patent applications (including provisional applications) listed in Exhibit A to the extent they cover making, using or selling Compound, including, without limitation:

(a) all divisions and continuations of these applications, all patents issuing from such applications, divisions and continuations, and any reissues, reexaminations and extensions of all such patents; and

(b) any continuations-in-part, any divisions and continuations of these continuations-in-part, any patents issuing from such continuations-in-part, divisions and continuations, and any reissues, reexaminations and extensions of all such patents, in each case to the extent that they contain one or more claims directed to the invention or inventions disclosed in the patent applications listed in Exhibit A.

“Lilly Know-How” means any and all know-how, trade secrets, inventions, technology, information, data, ideas, specifications, formulas or formulations, procedures, processes, plans, designs, instructions, studies, methods, or any similar items, and any related documentation, records, or materials, relating to Compound (including information relating to the previous generation compound known as LY334370, but only to the extent relevant to development of Compound), that are owned or Controlled by Lilly as of the Original Effective Date and necessary or relevant to manufacture, use, research, develop, or sell or seek Regulatory Approval for the Product, including any: preclinical or clinical development data or information; biological, chemical, pharmacological, toxicological, or pharmaceutical data or information; manufacturing methods, manufacturing and quality control data or information; formulation analyses; market research specific to Product; or any similar items. Lilly Know-How does not include the Licensed Patents.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Major Market(s)” means Japan, France, Germany, Italy, Spain, the United Kingdom, and the United States.

“NDA” has the meaning set forth under definition of “Application for Marketing Authorization”.

“Net Sales” means the gross amount invoiced for sale of Products by a Permitted Seller less the following items, consistent with GAAP:

(a) trade, quantity and cash discounts actually allowed;

(b) commissions, discounts, refunds, rebates, charge backs, retroactive price adjustments, and any other allowances paid to third parties that effectively reduce net selling price;

(c) actual Product returns and allowances;

(d) any taxes or duties imposed on the production, sale, delivery or use of Products including, but not limited to, sales, use, excise or value added taxes, other than income taxes; and

(e) any other expenses directly related to the sale of Products that are allowed by GAAP, provided that such expenses are reasonable and taken in good faith.

For Products which are sold as Combination Products, the Net Sales for such Combination Products shall be adjusted by multiplying the actual Net Sales by the fraction A/(A+B) where A is the invoice price of the Product, if sold separately, and B is the invoice price of the other product or product component if sold separately. If the other product or product component is not sold separately, then the actual Net Sales shall be adjusted by multiplying the actual Net Sales by the fraction A/C where A is the invoice price of the Product if sold separately and C is the invoice price of the Combination Product. If neither of the foregoing applies, then the Parties shall determine the Net Sales of the Combination Product in good faith.

Net Sales amounts shall be determined from the books and records of the Permitted Seller and maintained in accordance with GAAP, consistently applied. Further, in determining such amounts, CoLucid will use CoLucid’s then current standard procedures and methodology, including CoLucid’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars or, in the case of other Permitted Sellers, such similar methodology, consistently applied.

“Next Financing” means CoLucid’s next sale of its preferred stock after the Original Effective Date, with aggregate proceeds to CoLucid equal to or exceeding

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

$5,000,000 (including any proceeds attributable to the conversion of unpaid principal amounts and unpaid accrued interest on any outstanding convertible promissory notes issued by CoLucid), to venture capital, institutional or private investors, in a single transaction, or in a series of related transactions.

“Original Agreement” has the meaning set forth in the first paragraph under “BACKGROUND” above.

“Original Effective Date” means December 16, 2005.

“Permitted Seller” means CoLucid and its Affiliates and any permitted assignee, licensee or sublicensee having the right to sell Product hereunder.

“Person” means a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority, or any other entity or organization.

“Phase I Clinical Trials” means human clinical trials conducted to establish an initial safety profile and pharmacodynamics of Product in the particular indication tested.

“Phase II Clinical Trials” means human clinical trials conducted to achieve a level of efficacy and safety of Product as well as a preliminary dosage in the particular indication tested.

“Phase III Clinical Trials” means human clinical trials conducted to establish efficacy of Product and meet requirements to file Applications for Marketing Authorization for Product with health regulatory authorities in the particular indication tested.

“Prior Amendments” has the meaning set forth in the second paragraph under “BACKGROUND” above.

“Product” means any final form human pharmaceutical composition or preparation, in any dosage strength or size, for any mode of administration, containing Compound. Subject to the foregoing, product shall be deemed to include all expansions, improvements and modifications thereon made by or on behalf of CoLucid or an Affiliate or otherwise owned or controlled by CoLucid or an Affiliate.

“Regulatory Approval” means approval of an Application for Marketing Authorization and satisfaction of any related applicable FDA registration and notification requirements (if any).

“Regulatory Documents” shall have the meaning as set forth in Section 11.3(e).

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Restatement Effective Date” shall have the meaning set forth in the first paragraph hereof.

“Royalty Term” means, with respect to each country in which the Product is sold, on a Product by Product basis, that time period beginning on the First Commercial Sale of Product in such country and expiring, on a country-by-country basis, on the following date:

(a) the later of the tenth anniversary of the date of First Commercial Sale of Product in such country or the expiration in such country of the last-to-expire Licensed Patent with a Valid Claim; or

(b) if there is a Data Exclusivity Period in effect in such country for Product after the expiration of the applicable time period in (a) which provides effective market exclusivity for the Product, above, the expiration of such Data Exclusivity Period in such country.

“Territory” means all countries of the world.

“Third Person” means Persons other than the Parties or Affiliates thereof.

“Valid Claim” means a claim of an issued and unexpired patent included within the Licensed Patents in a country which: (i) but for this Agreement, would be infringed by the manufacture, importation, use or sale or other disposition of Product by or on behalf of CoLucid or another Permitted Seller, (ii) has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and (iii) has not been abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

ARTICLE 2

GRANT OF LICENSE

2.1 License. Subject to the terms and conditions set forth herein, during the term of this Agreement, Lilly grants CoLucid an exclusive (except as to Lilly for internal research purposes as set forth in Section 2.2 below) license (with the right to sublicense in accordance with Section 2.4) under Lilly Know-How and Licensed Patents to make, have made, use, sell, offer for sale, and import Compound and Product in the Field in the Territory, which license shall be effective as of the Closing Date.

2.2 Reservation of Rights. Notwithstanding the license granted to CoLucid under Section 2.1, Lilly reserves the right under the license to conduct research on Compound and Product for internal research purposes only.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3 [Intentionally Omitted.]

2.4 Sublicensing Rights - CoLucid Sublicenses. CoLucid may sublicense the rights granted hereunder to any of its Affiliates or any Third Person, provided, however, that CoLucid shall notify Lilly thirty (30) days in advance of granting any sublicense and will discuss in good faith any concerns Lilly may have with such sublicense. CoLucid will remain liable for royalty payments as a result of Net Sales made by a Permitted Seller pursuant to a sublicense and for any milestone or other payments permitted pursuant to this Section 2.4. Each sublicense granted by CoLucid under this Agreement will contain provisions that obligate sublicensees to CoLucid to at least the same extent that CoLucid is obligated to Lilly under this Agreement. Additionally, promptly after execution, CoLucid shall provide Lilly with a copy of all sublicense agreement(s).

ARTICLE 3

CONSIDERATION

3.1 Payments from CoLucid to Lilly.

(a) Issuance of Common Stock. On the Closing Date and subject to the terms and conditions hereof, CoLucid shall issue to Lilly a number of shares (the “Initial Shares”) of CoLucid’s Common Stock (the “Common Stock”) such that immediately after the initial closing of the Next Financing, Lilly will own 10% of the Post-Financing Shares of Common Stock (as hereinafter defined) outstanding immediately after the initial closing of the Next Financing. In the event the investors in the Next Financing purchase additional shares of CoLucid’s preferred stock pursuant to the transaction agreements entered into for the Next Financing in any subsequent closing (each a “Subsequent Closing”), CoLucid shall issue to Lilly such additional shares of Common Stock (the “Supplemental Shares”; together with the Initial Shares, the “Shares”) immediately after a Subsequent Closing such that Lilly will own 10% of the Post-Financing Shares of Common Stock outstanding immediately after each Subsequent Closing of the Next Financing. “Post-Financing Shares of Common Stock” means the shares of CoLucid’s Common Stock (assuming conversion of outstanding shares of CoLucid’s preferred stock into common stock at the then applicable conversion rate): (i) issued prior to the date hereof; plus (ii) issued or issuable to Sention, Inc. (“Sention”) in connection with the Next Financing as provided in the Asset Purchase Agreement dated as of the date hereof between CoLucid and Sention as of the applicable closing date of the Next Financing; plus (iii) issued in the Next Financing (up to a maximum aggregate Next Financing amount of $16.5 million); plus (iv) issued or reserved for issuance pursuant to the exercise of stock options which have or may be granted under CoLucid’s stock option plan as of the Closing Date; plus (v) issued or issuable to Lilly pursuant to this Agreement as of the applicable closing date of the Next Financing.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) CoLucid’s Payment Upon the Closing Date. On the Closing Date, CoLucid will pay to Lilly the non-creditable, non-refundable sum of One Million Dollars ($1,000,000.00) by Federal Reserve electronic wire transfer in immediately available funds to an account designated by Lilly.

(c) Milestone Payments from CoLucid to Lilly. Within thirty (30) days of CoLucid or its Permitted Sellers achieving a milestone event listed below with respect to the Product, CoLucid will notify Lilly in writing thereof and pay the below-specified non-creditable and non-refundable fees to Lilly by Federal Reserve electronic wire transfer in immediately available funds to an account designated by Lilly.

Milestone Event	Payment

Filing of First NDA in US	Three Million Dollars ($3,000,000)

Filing of First NDA in EU in a Major Market	One Million Five Hundred Thousand Dollars ($1,500,000)

Filing of First NDA in Japan	One Million Five Hundred Thousand Dollars ($1,500,000)

First Regulatory Approval in US	Eleven Million Dollars ($11,000,000)

First Regulatory Approval in EU in a Major Market	Two Million Five Hundred Thousand Dollars ($2,500,000)

First Regulatory Approval in Japan	Two Million Five Hundred Thousand Dollars ($2,500,000)

First fiscal year of CoLucid in which aggregate Net Sales exceed [*]	Ten Million Dollars ($10,000,000)

Approval of each subsequent indication (may be paid more than one time for the Compound)	One Million Dollars ($1,000,000) per indication per market (US, EU in Major Market, Japan)

For the avoidance of doubt, CoLucid shall not be required to pay any milestone more than one time for the Compound, except as stated above.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If any milestone event is achieved with respect to Compound and at such time any one or more of the milestone events previously listed for the country in which the milestone is achieved has not been achieved with respect to Compound, then at the time of the payment of the milestone payment for such achieved milestone event, CoLucid shall pay to Lilly the previously listed and unpaid payments for such unmet milestone events, up to and including filing of an NDA in the US or its equivalent in the EU in a Major Market or Japan. Subsequent milestone event payments will be paid within thirty (30) days by CoLucid to Lilly as such milestone events are achieved.

(d) Royalty Payments from CoLucid to Lilly. CoLucid shall pay Lilly a royalty on Net Sales of Product by Permitted Sellers during the Royalty Term as follows:

Net Sales for Each Fiscal Year of CoLucid	Royalty Rate
[*]	8%
[*]	11%

Beginning with the year in which NDA submission occurs (such year being the base year from which future adjustments will be made), the Net Sales tiers specified above shall be adjusted each January 1 in accordance with the U.S. Bureau of Labor Statistics’ United States consumer price index for the then-just-ended calendar year.

If in any country any person other than CoLucid or its Affiliates or sublicensees introduces any final form human pharmaceutical composition or preparation, in any dosage, strength or size, for any mode of administration, containing a generic equivalent of Compound, as applicable, which generic equivalent has received all authorizations and approvals required by Applicable Laws for such sale, and sales of such generic equivalent represent at least [*] of total sales in such country on a unit basis, then the royalty rate payable by CoLucid with respect to Net Sales of that Product in such country shall be reduced [*].

[*]

In the event practice or use of a Licensed Patent consistent with the terms of this Agreement results in (i) an infringement claim by a third party or (ii) a desire on the part of CoLucid to enter into a third party license agreement based on its good faith opinion that an infringement against such third party’s patent(s) may occur without such a license and notice to and concurrence by Lilly to such third party license (which concurrence shall not be unreasonably withheld), CoLucid shall be entitled to credit, against royalties otherwise owed to Lilly under Section 3.1(d) above, [*] of any amount actually paid by CoLucid to such third party for a license under a patent owned or controlled by such third party; provided, however, that CoLucid may only credit against royalties otherwise due in

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

a calendar year such amounts that (i) are directly attributable to the manufacture or sale of Product (and not with respect to any other uses or products); and (ii) that in total for such calendar year do not exceed [*] of Net Sales. Except as set forth in this paragraph, CoLucid shall be solely responsible for any royalties or other payments due a third party for Product.

Lilly acknowledges that CoLucid may seek to enter into out-licensing, commercialization, and sublicensing transactions as described in Section 2.4 or other collaboration arrangements. In the event that CoLucid seeks to enter such collaboration arrangements and determines in good faith that it is not able to do so on terms that are reasonably satisfactory to CoLucid based in part on the amount of the royalty rates set forth in Section 3.1(d) and related terms of this Agreement, then CoLucid may give notice of such determination to Lilly. [*]

CoLucid shall pay royalties due under this Section 3.1(d) concurrently with the remittance of the royalty report in accordance with Section 3.2. All amounts payable to Lilly under Section 3.1 shall be paid in U.S. dollars by Federal Reserve electronic wire transfer in immediately available funds to an account designated in writing by Lilly (unless otherwise instructed by Lilly in writing).

3.2 Record Retention, Royalty Reports, and Royalty Payment Schedule. CoLucid shall keep (and shall cause its Affiliates and require its sublicensees to keep) complete and accurate books and records that are necessary to ascertain CoLucid’s compliance with this Agreement including such records as are necessary to verify royalty payments owed under Section 3.1(d). Such records shall be kept in accordance with GAAP and CoLucid’s or its sublicensees’ internal practices and procedures, consistently applied. Beginning with the First Commercial Sale of a Product, CoLucid shall furnish Lilly with a quarterly report on Net Sales of Product within sixty (60) days after the end of each Calendar Quarter. Such report shall include a written report detailing: (i) the Net Sales of Product for the previous Calendar Quarter, broken down by country and between CoLucid and any Permitted Sellers, (ii) the royalty payment that is due and payable, and (iii) the basis for calculating such royalty payment. CoLucid will mail such reports to the attention of: Eli Lilly and Company, Lilly Royalty Administration in Finance, Drop Code 1064, Lilly Corporate Center, Indianapolis, Indiana, 46285 (unless otherwise instructed by Lilly in writing). The amount of royalty payment due to Lilly shall be paid by CoLucid concurrently with the remittance of each royalty report (that is, within sixty (60) days of the end of each Calendar Quarter).

3.3 Milestone Payments are not Creditable. CoLucid’s milestone payments under this Article 3 are not creditable against CoLucid’s royalty obligations to Lilly under this Article 3.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.4 Audits. Lilly will have the right, during regular business hours and upon reasonable advance notice, to have such books and records of CoLucid described in Section 3.2 audited no more than one (1) time per calendar year so as to verify CoLucid’s compliance with the terms of this Agreement. Such audit may cover the two (2) calendar years preceding the date of the request for such audit and may not cover any other calendar year; provided, however that Lilly may audit a given calendar year only once. Such audit right shall continue for two (2) calendar years following termination of the Agreement.

Lilly will keep confidential any information obtained during such audit. The cost of such audit will be borne by Lilly; however, if as a result of such audit the Parties agree that the amount of royalties owed to Lilly is greater than or equal to five percent (5%) or more than the amount of royalties paid for the calendar year that is the subject of the audit, the reasonable cost of the audit will be borne by CoLucid. Within thirty (30) days after both Parties have received a copy of an audit report, CoLucid or Lilly, as appropriate, will compensate the other Party for payment errors or omissions revealed by the audit. CoLucid will include in all sublicenses granted in accordance herewith, and any other agreements enabling a Third Person to be a Permitted Seller, an audit provision substantially similar to the foregoing requiring such Permitted Seller to keep full and accurate books and records relating to the Product and granting Lilly the right to audit the accuracy of the information reported by the sublicensee in connection therewith.

3.5 Taxes and Currency. All payments made under this Agreement shall be in United States dollars. Any and all taxes levied on any royalty or milestone payments made by CoLucid to Lilly under this Agreement shall be the liability of and paid by Lilly. CoLucid shall be responsible for all other taxes. If laws or regulations require the withholding of such taxes, the taxes will be deducted by CoLucid from the payment and remitted by CoLucid to the proper tax authority, provided that CoLucid will furnish Lilly with a copy of the official tax receipt on such withholdings as soon as practicable after such withholding, and give Lilly such assistance, at Lilly’s expense, as may be reasonably necessary to enable or assist Lilly to claim exemption or take credit therefrom. Proof of payment shall be provided to Lilly within sixty (60) days after payment. CoLucid will cooperate, at Lilly’s expense, in pursuing tax refunds, if such refund is appropriate in Lilly’s determination.

3.6 Late Payment. Any amounts not paid by CoLucid when due under this Agreement will be subject to interest from and including the date payment is due through and including the date upon which Lilly has collected the funds in accordance herewith at a rate equal to the lesser of (i) the sum of five percent (5%) plus the prime rate of interest quoted in the Money Rates (or equivalent) section of the Wall Street Journal per annum, calculated daily on the basis of a three hundred sixty (360) day year, or (ii) the maximum interest rate allowed by law.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 4

INITIATION AND CONDUCT OF DEVELOPMENT

AND COMMERCIALIZATION OF PRODUCT

4.1 CoLucid and Lilly Representatives. Promptly (and no later than thirty (30) days) after the Closing Date, CoLucid shall designate in writing the CoLucid representative that shall have the responsibility of communicating with Lilly personnel regarding transition support, development and commercialization of Product under this Agreement (including the provision of that individual’s name, job title, fax and phone number). CoLucid may change such representative from time to time by written notice to Lilly containing the name and contact information for the new representative. Likewise, Lilly will promptly (and no later than thirty (30) days) after the Closing Date, designate in writing the Lilly representative that shall have the responsibility of communicating with CoLucid under this Agreement (including the provision of that individual’s name, job title, fax and phone number). Lilly may change such representative from time to time by written notice to CoLucid containing the name and contact information for the new representative.

4.2 Transfer of Patent Files, Lilly Know-How and Transition Support.

(a) Transfer of Patent Files. Lilly shall deliver, or instruct Lilly’s counsel to deliver, to CoLucid copies of the original files of Lilly or Lilly’s counsel relating to the Licensed Patents, it being understood that Lilly promptly shall initiate the delivery process and that all such copies shall be delivered to CoLucid within thirty (30) days after the Closing Date. Lilly also shall promptly forward, and/or instruct Lilly’s counsel to forward, to CoLucid any correspondence or other communication relating to the Licensed Patents that Lilly or any counsel employed by Lilly may receive from any patent office in connection with the Licensed Patents.

(b) Provision of Lilly Know-How. Within ninety (90) days of the Closing Date, Lilly shall use its commercially reasonable efforts to supply CoLucid with all Lilly Know-How identified on Exhibit D.

(c) Transition Support. The Parties agree to work in good faith to complete the provision of Lilly Know-How identified on Exhibit D to CoLucid within ninety (90) days of the Closing Date (“Transition Period”). In addition, during this time, Lilly will grant CoLucid access, during normal business hours, to appropriate Lilly personnel for reasonable consultation related to the Lilly Know-How. Except as set forth in Section 4.2(d) below, such access to Lilly personnel during the Transition Period is at no cost to CoLucid, but shall not exceed a total of one hundred (100) Lilly person hours. Lilly shall have no obligation to provide support of any type beyond the 100 hours mentioned above or after the Transition Period. However, if Lilly agrees to provide any additional support, CoLucid shall promptly pay Lilly (i) an amount equal to two hundred

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

seventy-five dollars ($275) per hour for each such hour of services provided by Lilly, and (ii) the expenses set forth in Section 4.2(d). Lilly believes that the information listed on Exhibit D represents all of the documents and Lilly-Know How that are in Lilly’s possession and that would be useful or relevant to CoLucid. If CoLucid has a significant need for access to any Lilly documents or Lilly Know-How not listed on Exhibit D, it may request that Lilly provide such information, in which case Lilly will use its reasonable efforts to locate and provide such information, at CoLucid’s expense. It is understood that any such requests should be of an infrequent and unusual nature, and that all reasonable efforts should be taken to avoid additional substantial burden on Lilly. CoLucid has advised Lilly that CoLucid may desire to retain the services of Dr. Nabih Ramadan, who has served as a consultant to Lilly. Lilly has no objection to Dr. Ramadan providing such services, and Lilly agrees to confirm this in writing to Dr. Ramadan promptly upon the request of Dr. Ramadan or CoLucid.

(d) Payment of Expenses. CoLucid will reimburse Lilly, within thirty (30) days of receipt of a Lilly invoice (together with proper supporting documentation), all of the reasonable, actual travel and associated accommodation and meal expenses of Lilly personnel who travel upon CoLucid’s request in connection with the provision of transition support.

4.3 CoLucid’s Obligation to Develop Compound and Product. CoLucid shall use Diligence to develop Product and obtain Regulatory Approval in all Major Markets. CoLucid shall be responsible (financially and otherwise) for all further development (pre-clinical and clinical) for Product and Lilly shall have no obligations with respect thereto. CoLucid or its sublicensees shall have responsibility for seeking all necessary Regulatory Approvals to develop the Product, and CoLucid or its sublicensees, shall hold legal title to all Applications for Marketing Authorizations within the Territory, and shall assume full responsibility for the clinical protocols developed in support of such Applications for Marketing Authorization. Lilly shall have no financial obligation relating to Compound or Product. CoLucid, itself or through its sublicensees, shall use Diligence in researching and developing the Product and otherwise carrying out its duties as contemplated under this Agreement. CoLucid will be responsible for all regulatory requirements during development and commercialization of the Compound and Product.

4.4 CoLucid Obligation to Update Lilly of Product Development Progress. At least once every year, the CoLucid representative shall provide the Lilly representative with a copy of the then current Development Plan and a summary of the activities conducted during the preceding year. In addition, at least once per year CoLucid shall provide a copy of the detailed end of year FDA written reports describing the progress made in implementing the Development Plan. Each such report shall include with respect to the applicable one (1) year period a description of the research and development activities conducted both in the United States and outside the United

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

States with respect to the Product, as well as any amendments or revisions to the Development Plan. CoLucid shall provide Lilly with regular telephonic updates on the progress made in implementing the Development Plan and other information as Lilly may reasonably request.

4.5 CoLucid’s Commercialization Obligation.

(a) If the Product receives Regulatory Approval in a given country, CoLucid shall use Diligence to commercialize the Product in such country.

(b) CoLucid Obligation to Notify, and Lilly’s Right to Terminate for Failure of CoLucid to Market Product. CoLucid shall promptly notify Lilly if CoLucid decides:

(i) not to file for Regulatory Approval of or market Product in a Major Market;

(ii) to discontinue, for reasons other than Force Majeure, the marketing of Product in a Major Market; and/or

(iii) not to resume the marketing of Product in a Major Market following the expiration of a Force Majeure event.

Such notice or failure so to file or market, as the case may be, shall be deemed a material breach under Section 11.2.

4.6 Adverse Event Reporting. CoLucid agrees to report Adverse Events that occur during the development and marketing of Product to the relevant regulatory authorities promptly according to the Applicable Laws. CoLucid will be responsible for all safety and pharmacovigilance activities under Applicable Laws after the Closing Date.

4.7 Governmental Filings. Lilly and CoLucid each agree to prepare and file whatever filings, requests or applications are required to be filed with any governmental authority in connection with the transfer of rights in Article 2 of this Agreement and to cooperate with one another as reasonably necessary to accomplish the foregoing.

4.8 Compliance with Law. CoLucid will comply in all material respects with all Applicable Laws relating to its development, manufacture, distributing, marketing, promotion, selling, importing and exporting of the Product. CoLucid agrees and acknowledges that as holder of the regulatory documents with respect to Product, it will have sole responsibility for, among other things, Adverse Event reporting and all other regulatory reporting and regulatory document maintenance obligations.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 5

SUPPLIES OF COMPOUND

5.1 Transfer of Compound Supply. Lilly hereby assigns, transfers, and conveys to CoLucid, effective as of the Closing Date, all of Lilly’s right, title, and interest in and to the Lilly supply of Compound and Compound intermediates, described in Exhibit B (“Compound Supply”), and within ninety (90) business days of the Closing Date, or on such other delivery schedule reasonably acceptable to each of the Parties, Lilly will transfer to CoLucid Compound Supply as well as all existing documentation, methods and standards related to the Compound Supply. All Compound Supply is being transferred “AS IS” without any warranty that the Compound Supply is suitable for human testing. Once possession of the Compound Supply is transferred to CoLucid, CoLucid shall be responsible for performing, or having a Third Person perform, all quality control, quality assurance, and analytical assays (including developmental, release, related substances, stability, toxicology dosage form and end of study assays). In addition, CoLucid shall comply with any restriction on use of Compound Supply set forth on Exhibit B.

5.2 Additional Supply of Compound. Except as set forth in Section 5.1, CoLucid shall, at its own expense, provide all quantities of Compound, Compound intermediates or Product that CoLucid needs to accommodate its development and commercialization efforts under this Agreement. CoLucid acknowledges that Lilly will not supply any quantities of Compound or Compound intermediates other than that set forth on Exhibit B.

ARTICLE 6

INTELLECTUAL PROPERTY

6.1 Intellectual Property Maintenance. Licensed Patents shall be filed, prosecuted and maintained worldwide by a Third Person patent counsel designated by CoLucid and reasonably acceptable to Lilly. CoLucid shall have the ultimate responsibility for and control over such matters and shall bear all expenses incurred in filing, prosecuting and maintaining Licensed Patents. CoLucid or its designee shall keep Lilly informed of the filing, prosecution and maintenance of Licensed Patents, and shall furnish to Lilly copies of substantive documents (e.g., office actions and responses) relevant to any such efforts in advance with sufficient time for Lilly to review and provide comments on such documents, and shall in good faith take such comments into account. If CoLucid decides to allow any Licensed Patent to lapse or if CoLucid wishes to abandon any Licensed Patent, CoLucid shall notify Lilly in writing not less than sixty (60) days prior to taking such action, and Lilly shall have the right to assume the responsibility for such Licensed Patents, and if Lilly does so, then CoLucid shall

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

surrender to Lilly its rights under Article 2 under the patent or patent application in the country or countries so affected and Lilly may assume control of the same at Lilly’s sole expense (it being understood that all other rights under the license to such Licensed Patent in other countries and to all other Licensed Patents under Article 2 continue).

6.2 Enforcement of Intellectual Property Rights. CoLucid and Lilly will promptly notify the other of any infringement or misappropriation or suspected infringement or misappropriation that may come to its notice of any intellectual property rights relating to the Product, including, without limitation, the Licensed Patents and Lilly Know-How, and will provide the other Party with information with respect thereto. If a Third Person infringes any Licensed Patent or Lilly Know-How, CoLucid will have the first right (but not the obligation), at its own expense, to pursue any and all injunctive relief, and any or all compensatory and other remedies and relief (collectively, “Remedies”), against such Third Person, and Lilly will have the right to participate in such action at its own expense. Should CoLucid determine not to pursue Remedies with respect to any such infringement or misappropriation of Licensed Patents or Lilly Know-How within sixty (60) days after receipt of written notice from Lilly requesting CoLucid to do so, then Lilly will have the right (but not the obligation), at its own expense, to pursue Remedies against such Third Person, and CoLucid shall have the right to participate in such action at its own expense.

6.3 Assistance and Cooperation. If a Party pursues Remedies hereunder with respect to infringement or misappropriation of CoLucid Technology, Licensed Patents or Lilly Know-How, the other Party will use all reasonable efforts to assist and cooperate with the Party pursuing such Remedies, including joining in any action or providing a power of attorney if necessary. Each Party will bear its own costs and expenses relating to such pursuit. Any damages or other amounts collected will be distributed, first, to the Party that pursued Remedies to cover its costs and expenses; and second, to the other Party to cover its costs and expenses, if any, relating to the pursuit of such Remedies; and any remaining amount will be distributed to the Party that pursued the Remedies, provided that any recovery by CoLucid attributable to lost sales shall be deemed Net Sales hereunder, and a royalty paid thereon.

6.4 Settlement of Litigation. No settlement, consent judgment or other final disposition of an action for infringement or validity may be entered into by a Party as to any Licensed Patent or Lilly Know-How without the other Party’s prior written consent, which consent shall not be unreasonably withheld.

6.5 Infringement of Third Person Rights. If a Third Person institutes a patent, trade secret or other infringement suit against CoLucid or a Permitted Seller during the term of this Agreement, alleging that the manufacture, marketing, sale, use or importation of the Product infringes one or more patent or other intellectual property rights held by such Third Person, then CoLucid will have the sole right (but not the

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

obligation), at its sole expense, to assume direction and control of the defense of such claims. At CoLucid’s request, Lilly will provide reasonable assistance in connection with the defense of such claims, and CoLucid will reimburse Lilly for all documented reasonable expenses incurred by Lilly in connection therewith. CoLucid will not have the right to settle or otherwise dispose of any such claim without the consent of Lilly, which consent will not be unreasonably withheld, unless there is no finding or admission of either infringement by or non-validity of any Licensed Patent or Lilly Know-How.

6.6 CoLucid Technology. CoLucid will be the sole owner of the CoLucid Technology. CoLucid shall bear all expenses incurred in preparing, filing, prosecuting and maintaining all patent applications and patents that encompass any CoLucid Technology. CoLucid or its designee shall keep Lilly reasonably informed of the filing, prosecution and maintenance of patents and patent applications encompassing any CoLucid Technology.

6.7 Failure to Maintain Applications or Patents. If CoLucid decides not to maintain or continue to prosecute any patent application or patent encompassing CoLucid Technology, it shall give Lilly reasonable written notice to this effect. After such notice, Lilly may, at its expense, maintain or continue to prosecute such application or patent, and CoLucid shall assign such application or patent to Lilly.

6.8 Patent Reporting. Within sixty (60) days after each Calendar Year, CoLucid shall provide Lilly with a written report describing the status of all Licensed Patents, including the patent country, patent and application numbers, filing date, issue date, expiration date, and any other relevant information requested by Lilly. Such report shall be mailed to Eli Lilly and Company, Lilly Royalty Administration in Finance, Drop Code 1064, Lilly Corporate Center, Indianapolis, Indiana, 46285 (unless Lilly advises otherwise in writing) with a copy to the General Patent Counsel.

6.9 Trademarks. CoLucid will own and be responsible for all trademarks related to its marketing of Product and will be responsible, in its sole discretion, for registering, defending and maintaining such trademarks.

6.10 Patent Cooperation. Each Party hereby agrees to make its employees, agents and consultants reasonably available to the other Party (or the other Party’s authorized attorneys, agents or representatives) at the other Party’s expense, to the extent reasonably necessary to enable the Party responsible for prosecuting the Licensed Patents to undertake preparation, filing, prosecution and maintenance of the Licensed Patents.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.11 Patent Term Extensions and Certifications.

(a) If requested by CoLucid, Lilly shall cooperate in obtaining patent term restoration, supplementary protection certificates or their equivalents, and patent term extensions (including but not limited to those available under the Hatch-Waxman Act) of Licensed Patents covering or claiming Products in any country and/or region where applicable. Lilly shall provide all reasonable assistance requested by CoLucid, including permitting CoLucid to proceed with applications for such in the name of Lilly, if reasonably deemed appropriate by CoLucid, and executing documents and authorizations as required, and providing any relevant information to CoLucid.

(b) CoLucid shall in its sole discretion determine which, if any, Licensed Patent it will apply to extend.

(c) If requested by CoLucid, Lilly shall cooperate in maintaining with the applicable government or regulatory authorities during the Term correct and complete listings of applicable Licensed Patents for Products being commercialized, including all “Orange Book” listings required under the Hatch-Waxman Act.

(d) CoLucid shall be responsible for any out-of-pocket expenses incurred by Lilly in providing the foregoing cooperation and assistance pursuant to sub-paragraphs 6.11(a) and (c).

ARTICLE 7

CONFIDENTIALITY

7.1 Confidential Information. The Parties agree that, unless the Receiving Party obtains the prior written consent of the Disclosing Party, at all times during the term of this Agreement and for a ten (10)-year period following its expiration or earlier termination, the Receiving Party will keep completely confidential, will not publish or otherwise disclose and will not use directly or indirectly for any purpose other than as contemplated by this Agreement any Confidential Information of the Disclosing Party, whether such Confidential Information was received by the Receiving Party prior to, on or after the Original Effective Date. Confidential Information exchanged under the Confidentiality and Non-Use Agreement dated September 21, 2004 shall also be included in this Section 7.1.

7.2 Limited Disclosure Permitted. Each Party may disclose Confidential Information to the extent that such disclosure is:

(a) required by law, in the opinion of legal counsel to the Receiving Party; provided, however, that the Receiving Party will first have given reasonable notice to the Disclosing Party (if practicable) and given the Disclosing Party a reasonable opportunity to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject thereof be held in confidence by the recipient or, if disclosed, be used only for purposes required by such law; provided further, however, that if a protective order is not obtained, the Confidential Information so disclosed will be limited to that information that is legally required to be disclosed as required by applicable law;

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) made by the Receiving Party to a governmental or regulatory authority, including FDA, as required to conduct Clinical Trials or obtain or maintain marketing approval for the Product, provided that reasonable effort will be taken to ensure confidential treatment of such information;

(c) made by the Receiving Party to a Third Person as may be necessary or useful in connection with the manufacture, development and commercialization of the Product, provided that the Receiving Party will in each case obtain from the proposed Third Person recipient a written confidentiality agreement containing confidentiality and non-use obligations no less protective than those set forth in this Agreement;

(d) made by the Receiving Party to a United States or foreign tax authority;

(e) made by the Receiving Party to its representatives or to Third Persons in connection with any financing, partnering or sublicensing activities, or potential Change of Control transactions, involving the Receiving Party; provided, however, that: (i) each such representative or Third Person has a need to know such Confidential Information and has an obligation to maintain the confidentiality of such information, (ii) the Receiving Party informs each representative or Third Person receiving Confidential Information of its confidential nature, and (iii) the Receiving Party will be responsible for any breach of this Article 7 by any of its representatives or such Third Persons to the same extent as if the breach were by the Receiving Party;

(f) made by a Receiving Party or any representative of the Receiving Party in the filing or publication of patents or patent applications relating to Licensed Patents, Lilly Know-How, CoLucid Technology or any invention relating to the Compound or Product, to the extent such disclosure in the filing or publication of the patent or patent application is reasonably necessary for support of the patent or patent application;

(g) made by Lilly to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring Lilly’s investment in CoLucid;

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(h) made by Lilly to any Affiliate of Lilly in the ordinary course of business, provided that Lilly remains responsible for any breach by its Affiliates of this Section 7.2.; or

(i) made by a Receiving Party in order to comply with applicable securities law disclosure requirement or any disclosure requirements of any applicable stock market or securities exchange.

7.3 Disclosure of Agreement. Except as contemplated herein, neither Party shall disclose this Agreement (nor a redacted version thereof) to any Third Person without the prior written consent of the other Party. Without limitation, these prohibitions apply to press releases, annual reports, prospectuses, public statements, educational and scientific conferences, promotional materials, governmental filings and discussions with public officials, securities analysts and the media. However, subject to the requirements for review and approval that follow, this provision does not apply to a disclosure regarding this Agreement, which counsel to a Party has advised is required by Applicable Laws, to regulatory agencies such as the FDA, Securities and Exchange Commission (“SEC”), Federal Trade Commission or Department of Justice or any applicable stock market or securities exchange. This includes requests for a copy of this Agreement or related information by tax authorities. Notwithstanding the foregoing, Receiving Party may disclose the terms contained in this Agreement to Third Persons in connection with any activities or transactions involving the Receiving Party as set forth in Section 7.2(e). Any press release announcing the signing of this Agreement shall be mutually approved by the Parties.

If any Party to this Agreement determines a release of information regarding the existence or terms of this Agreement is required by Applicable Laws, prior to any release of such information, that Party will notify the other Party in writing as soon as practical and provide as much detail as possible in relation to the disclosure required and, where possible under Applicable Laws, will endeavor in good faith to provide the other Party with a minimum of five (5) business days to review the proposed public statement. The Parties will then discuss what information, if any, will actually be released and that Party shall obtain the other Party’s prior written consent or conduct any actions it may reasonably take to prevent or limit the requested disclosure. In addition, Lilly shall have the right to review and comment on a redaction of this Agreement required by the SEC or other agencies and CoLucid shall use good faith in taking Lilly’s comments into account prior to releasing the redaction to the SEC or such agency.

7.4 Survival. The confidentiality and non-use obligations of this Article 7 shall survive the termination or expiration of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 8

REPRESENTATIONS, WARRANTIES, COVENANTS, AND DISCLAIMERS

8.1 No Litigation, Infringement, etc. Each Party represents that, to the best of its knowledge as of the Original Effective Date, there is no litigation or proceeding pending or threatened against or involving such Party in any court or before any agency or regulatory body which could adversely affect such Party’s ability or right to carry out the transactions contemplated by this Agreement. Lilly represents and warrants that there is no pending litigation or proceeding which alleges that any of its activities relating to the Licensed Patents, the Lilly Know-How or the Compound have violated any of the intellectual property rights of any other person (nor has it received any written communication threatening such litigation or proceeding).

8.2 No Debarment. Each Party represents and warrants to the other that it will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and upon request each Party will certify in writing to the other Party that neither such Party, its employees, nor any Person providing services for such Party under this Agreement has been debarred under the provisions of such Act.

8.3 Corporate Existence. As of the Original Effective Date, each Party represents and warrants to the other that it is a company duly organized, validly existing, and, if relevant in its jurisdiction of formation, in good standing under the laws of the jurisdiction in which it is formed.

8.4 Authority to Execute and Perform. As of the Original Effective Date, each Party represents and warrants to the other that it:

(a) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder;

(b) has taken all necessary company action on its part required to authorize the execution and delivery of this Agreement; and

(c) has duly executed and delivered the Agreement, which constitutes a legal, valid, and binding obligation of it and which is enforceable against it in accordance with the Agreement’s terms.

8.5 Additional Lilly Representations, Warranties and Covenants.

(a) Development Activities. As of the Restatement Effective Date, Lilly represents and warrants to CoLucid that it is not presently developing or participating in the development of, and has no present plans to develop or participate in the development of, any 5-HT1F Selective Compound (as defined below). In addition, Lilly agrees that it will not undertake any human clinical testing with respect to any 5-HT1F Selective Compound for treatment or prevention of migraine or headache pain, nor grant any such rights to a Third Person, for a period of five (5) years from the Restatement Effective Date, so long as this Agreement is in full force and effect.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing, this provision shall not apply (i) in the event of any merger or acquisition involving Lilly and another company where such company is engaged in such research or (ii) to any 5-HT1F Selective Compound with respect to which Lilly acquired rights via a licensing transaction or otherwise after the Restatement Effective Date. As used herein, “5-HT1F Selective Compound” shall mean a compound that has functionally agonistic activity at the 5-HT1F receptor site and such activity is the principal clinically desirable pharmacological activity. For the avoidance of doubt, Compound is included within the definition of 5-HT1F Selective Compound. It is understood that, subject to Section 2.1, Lilly may (i) at any time now or in the future have or pursue development efforts for any indication with respect to compounds that principally target other 5-HT receptors and, (ii) following the five year period referenced above, pursue development, including human testing, of 5-HT1F Selective Compounds, other than Compound, for any indication.

(b) Patents. Lilly represents and warrants to CoLucid as of the Original Effective Date that Lilly owns the Licensed Patents. Nothing in this Agreement shall constitute a representation or warranty by Lilly that the Licensed Patents are or will be valid or that exercise of the Licensed Patents will not infringe the intellectual property rights of others. In the event Lilly subsequently discovers that it Controls as of the Original Effective Date any other patent rights other than the Licensed Patents that are necessary to the exercise of the Licensed Patents then Lilly will, without further consideration, amend this Agreement to include such patent rights within the scope of the Licensed Patents.

(c) Purchase Entirely for Own Account. This Agreement is made with Lilly in reliance upon Lilly’s representation to CoLucid, which by Lilly’s execution of this Agreement Lilly hereby confirms, that the Shares to be purchased by Lilly will be acquired for investment for Lilly’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lilly has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Lilly further represents that Lilly does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

(d) Reliance upon Lilly’s Representations. Lilly understands that the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that the sale provided for in this Agreement and the issuance of Shares hereunder is exempt from registration under the Securities Act, pursuant to Section 4(2) thereof, and that CoLucid’s reliance on such exemption is predicated on Lilly’s representations set forth herein. Lilly realizes that the basis for the exemption may not be present if, notwithstanding such representations, Lilly has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Lilly has no such intention.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e) Receipt of Information. Lilly represents that Lilly has had an opportunity to ask questions and receive answers from CoLucid regarding the terms and conditions of the offering of the Shares and the business, properties, and financial condition of CoLucid and to obtain additional information necessary to verify the accuracy of any information furnished to Lilly or to which Lilly had access; the foregoing, however, does not limit or modify the representations and warranties of CoLucid in this Article 8 or the right of Lilly to rely thereon.

(f) Investment Experience. Lilly represents that Lilly is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that Lilly is able to fend for itself, can bear the economic risk of Lilly’s investment, and has such knowledge and experience in financial and business matters that Lilly is capable of evaluating the merits and risks of the investment in the Shares.

(g) Accredited Investor. Lilly represents to CoLucid that Lilly is an “accredited investor” within the meaning of Rule 501 of Regulation D adopted pursuant to the Securities Act.

(h) Restricted Securities. Lilly understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. In particular, Lilly is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about CoLucid. Such information is not now available.

(i) Legends. To the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legends substantially in the form set forth below:

(i) The following legend under the Securities Act:

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) Any legend imposed or required by the CoLucid’s Bylaws or applicable state securities laws or any agreements referred to in Section 3.1(a).

(j) Between the Original Effective Date and the Closing Date, Lilly shall use its commercially reasonable efforts to preserve and maintain the Lilly Know-How, the Licensed Patents, and the Compound, and shall not enter into any agreement or arrangement with any Third Person which conflicts or is inconsistent with this Agreement.

8.6 Additional CoLucid Representations, Warranties and Covenants.

(a) Valid Issuance of Shares. The Shares that are being purchased by Lilly hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable federal and state securities laws.

(b) Private Offering. Subject in part to the truth and accuracy of Lilly’s representations set forth in this Agreement, the offering, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither CoLucid nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

8.7 DISCLAIMER OF IMPLIED WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION, LILLY MAKES NO REPRESENTATION OR WARRANTY AS TO THE LICENSED PATENTS, LILLY KNOW-HOW, COMPOUND, COMPOUND SUPPLY OR PRODUCT, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTE, OR OTHERWISE, AND LILLY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES INCLUDING WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND OF FITNESS FOR A PARTICULAR PURPOSE. FURTHER, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

WARRANTY UNDER THIS AGREEMENT, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTE, OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES INCLUDING WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. Without limiting the foregoing, CoLucid acknowledges that it has not and is not relying upon any implied warranty of merchantability or of fitness for a particular purpose or otherwise, or upon any representation or warranty whatsoever as to the prospects (financial, regulatory or otherwise), validity, or likelihood of success of Compound or Product after the Original Effective Date.

8.8 DISCLAIMER OF INCIDENTAL AND CONSEQUENTIAL DAMAGES. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTHING IN THIS SECTION IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY.

ARTICLE 9

REGISTRATION AND INFORMATION RIGHTS

9.1 Piggy-Back Registration. If CoLucid intends to register its securities in a public offering of securities solely for cash (other than certain registrations relating to the sale of securities to employees or to a Rule 145 transaction or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares), CoLucid will give Lilly notice of such registration and, upon the prompt request of Lilly, CoLucid will cause to be registered all of the Shares that Lilly has requested to be included in such registration. If the registration involves an underwriting, Lilly will enter into an underwriting agreement with the underwriter, containing customary provisions, including indemnification and, if the underwriter determines that the number of shares in the underwritten registration must be limited, the underwriter or CoLucid may limit some or all of the Shares to be included in such registration. Lilly agrees that the registration rights described above are subordinate to the registration rights to be granted in the Next Financing, and that CoLucid may grant at any time registration rights which are senior to, on par with, or junior to Lilly’s rights. Lilly will furnish such information as may be reasonably requested in connection with the registration and will enter into a customary indemnification agreement with CoLucid. Further, Lilly will bear all of the fees and expenses of its counsel and all other customary “selling expenses.” The provisions in this Section 9.1 shall survive the expiration or termination of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.2 Information Rights. CoLucid will provide to Lilly, within 180 days after the end of each fiscal year, audited financial statements consisting of a balance sheet as of the end of such year, statements of income and of cash flows for such year and a statement of stockholders’ equity as of the end of such year. CoLucid will not be obligated to provide information that CoLucid reasonably determines to be a trade secret or confidential. All information provided to Lilly under this Section 9.2 shall be considered Confidential Information of CoLucid. The rights and obligations under this Section 9.2 will terminate upon the first to occur of the following: (i) CoLucid’s initial registered public offering, (ii) CoLucid becomes a reporting company under the United States Securities Exchange Act of 1934, as amended, (iii) CoLucid is the subject of a Change of Control, or (iv) Lilly no longer holds any Shares.

ARTICLE 10

INDEMNIFICATION

10.1 Indemnification.

(a) CoLucid’s Obligation. Except to the extent such Damages are due to negligence, gross negligence or willful misconduct by Lilly, its Affiliates or their officers, directors, employees or agents, CoLucid shall defend, indemnify and hold harmless Lilly and its Affiliates and their officers, directors, employees and agents against any and all Damages incurred by any of them resulting from or arising out of:

(i) any material breach of any representation or warranty made by CoLucid in this Agreement;

(ii) the handling, possession, development, manufacturing, marketing, distribution, promotion, sale or use of the Product by CoLucid or a Permitted Seller;

(iii) the exercise of any right(s) under the Licensed Patents or Lilly Know-How by CoLucid, its Affiliates, Permitted Sellers and any permitted sublicensees;

(iv) CoLucid’s failure to comply in all material respects with Applicable Laws in connection with the performance of its obligations hereunder; or

(v) Any other activities conducted by CoLucid, its Affiliates, Permitted Sellers and any permitted sublicensee with respect to Compound conducted after the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Lilly’s Obligation. Except to the extent such Damages are due to negligence, gross negligence or willful misconduct by CoLucid, its Affiliates or their officers, directors, employees or agents, Lilly shall defend, indemnify and hold harmless CoLucid, its Affiliates and their officers, directors, employees and agents against any and all Damages incurred by any of them resulting from or arising out of:

(i) any material breach of any representation or warranty made by Lilly in this Agreement;

(ii) any activities conducted by or on behalf of Lilly with respect to rights reserved under Section 2.2;

(iii) the exercise of any right(s) under the CoLucid Technology by Lilly or its Affiliates pursuant to Section 11.3(c);

(iv) the exercise by Lilly of any right(s) under the Licensed Patents or Lilly Know-How prior to the Closing Date; and

(v) the handling, possession, development, manufacture or use of Compound prior to the Closing Date.

10.2 Notice and Opportunity To Defend.

(a) Notice. Promptly after receipt by a Party hereto of notice of any claim which could give rise to a right to indemnification pursuant to Section 10.1, such Party (the “Indemnitee”) will give the other Party (the “Indemnifying Party”) written notice describing the claim in reasonable detail. The failure of an Indemnitee to give notice in the manner provided herein will not relieve the Indemnifying Party of its obligations under this Article 10, except to the extent that such failure to give notice materially prejudices the Indemnifying Party’s ability to defend such claim.

(b) Defense of Action. In case any action that is subject to indemnification under this Article 10 shall be brought against an Indemnitee and it shall give written notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate and, if it so desires, to assume the defense with counsel reasonably satisfactory to such Indemnitee. After notice from the Indemnifying Party to the Indemnitee of its election to assume the defense, the Indemnifying Party shall not be liable to such Indemnitee under this Article 10 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee in connection with the defense.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Indemnitee’s Separate Counsel. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnitee would present such counsel with a conflict of interest, and the Indemnifying Party does not elect to engage new counsel without such a conflict; (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of the institution of such action; or (iii) the Indemnifying Party shall authorize the Indemnitee in writing to employ separate counsel at the Indemnifying Party’s expense.

(d) Settlement. If an Indemnifying Party assumes the defense of such action, no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnitee’s written consent, which consent shall not be unreasonably withheld or delayed, unless there is no finding or admission of any violation of law or any violation of the rights of the Indemnitee and no effect on any other claims that may be made against the Indemnitee. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such asserted claim.

(e) Conduct of Defense. Notwithstanding anything to the contrary in this Section 10.2, the Party conducting the defense of a claim will (1) keep the other Party informed on a reasonable and timely basis as to the status of the defense of such claim (but only to the extent such other Party is not participating jointly in the defense of such claim), and (2) conduct the defense of such claim in a prudent manner.

10.3 Survival. The provisions of this Article 10 will survive any termination or expiration of this Agreement. Each Indemnified Party’s rights under this Article 10 will not be deemed to have been waived or otherwise affected by such Indemnified Party’s waiver of the breach of any representation, warranty, agreement or covenant contained in or made pursuant to this Agreement, unless such waiver expressly and in writing also waives any or all of the Indemnified Party’s right under this Article 10.

ARTICLE 11

TERM AND TERMINATION

11.1 Term. The term of this Agreement will begin upon the Original Effective Date and, unless sooner terminated under this Article 11, will continue in full force and effect on a country-by-country basis in the Territory until CoLucid and its Permitted Sellers have no remaining royalty payment obligations in a specific country under Section 3.1(d). Upon expiration in a given country, CoLucid will have a fully paid

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

up, perpetual, irrevocable license under the Lilly Know-How in such country. If the closing of the Next Financing (and therefore the Closing Date) shall not have occurred within sixty (60) days after the Original Effective Date, then Lilly may deliver to CoLucid a notice referring to this Section 11.1 and requesting that the closing of the Next Financing (and the Closing Date) occur; and, if such closing does not occur within fifteen (15) business days after CoLucid’s receipt of such notice, then this Agreement shall automatically terminate.

11.2 Material Breach by CoLucid. Upon any material breach of this Agreement by CoLucid, Lilly may, at its option, terminate this Agreement upon ninety (90) days written notice to CoLucid. Such termination shall become effective at the end of such ninety (90) day period unless CoLucid cures such breach or violation during such ninety (90) day period; provided, however, in the case of a breach or violation that cannot be cured within such ninety (90) day period, Lilly may terminate this Agreement following such ninety (90) day period only if CoLucid shall have failed to commence substantial remedial actions within such ninety (90) day period and to use best efforts to pursue the same. For sake of clarity, CoLucid’s failure to Diligently develop or Diligently commercialize Product in accordance with this Agreement shall be deemed a material breach.

Notwithstanding the foregoing, to the extent a material breach or material default of this Agreement by CoLucid affects CoLucid’s performance and Lilly’s rights under this Agreement as it relates to one or more countries, but not all countries, Lilly may terminate this Agreement in accordance with this Section 11.2 as to the affected country or countries only, and in such case this Agreement will remain in full force and effect with respect to the countries that are not terminated. Provided, however, that if such default relates to the US, Lilly may terminate this Agreement as to all countries.

11.3 Rights Upon Termination by Lilly. If Lilly terminates this Agreement under Section 11.2 or 11.5, or CoLucid terminates this Agreement under Section 11.4(a), then the following will take effect upon the effective date of such termination:

(a) Reversion of Licensed Patents and Lilly Know-How and Direct License to Sublicensees. All rights under the Licensed Patents and the Lilly Know-How granted by Lilly to CoLucid pursuant to Article 2 will terminate and all rights granted therein will immediately revert to Lilly with no further notice or action required on Lilly’s behalf; provided, however, that if the termination relates only to a specific country, then only the license pertaining to such country will revert to Lilly hereunder. Any sublicensee under the rights granted to CoLucid hereunder which has not breached in any material respect its sublicense shall be entitled to receive a license directly from Lilly granting rights substantially the same as those granted in each sublicense and containing obligations as a licensee similar to those set forth in this Agreement; provided, however, that (i) each sublicensee shall expressly agree in writing to be bound by the terms and conditions of such direct license, and (ii) the obligations of Lilly under any such direct license shall be no greater than the obligations of Lilly hereunder.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Reversion of Patent Maintenance Responsibilities. Upon the effective date of the termination of this Agreement, the sole responsibility for preparing, filing, prosecuting and maintaining the Licensed Patents will revert back to Lilly with no further notice or action required on Lilly’s behalf; provided, however, that if the termination relates only to a specific country, then only the patent maintenance obligations pertaining to such country will revert to Lilly hereunder. In such case, CoLucid will maintain its patent responsibilities for all other Licensed Patents.

(c) Non-Exclusive License and Access to CoLucid Technology. CoLucid will automatically grant to Lilly a non-exclusive, world-wide, license, with the right to sublicense, under CoLucid Technology to make, have made, use, offer to sell, sell and import Product solely in the country or countries in which CoLucid’s rights to Product were so terminated. The Parties shall negotiate in good faith reasonable compensation from Lilly to CoLucid for such license. Lilly shall have the right, but not the obligation, at its own expense, to take legal action against Third Person infringement of CoLucid Technology licensed under this Section 11.3(c), and CoLucid consents to be a party and cooperate with Lilly in any such action brought by Lilly pursuant to this Section 11.3(c). Lilly will reimburse CoLucid for all documented reasonable expenses incurred by CoLucid in connection with such cooperation. Further, no settlement, consent judgment or other final disposition of an action for infringement or validity may be entered into for any CoLucid Technology licensed under this Section 11.3(c) without Lilly’s written consent, which consent shall not be unreasonably withheld, unless there is no finding or admission of either infringement by or non-validity of any patents under such CoLucid Technology.

(d) Disposition of Inventory Upon Termination. CoLucid shall promptly transfer all quantities of any remaining Compound supplied by Lilly to CoLucid. If Lilly terminates this Agreement after CoLucid has obtained a Regulatory Approval for the Product, CoLucid will promptly offer to sell to Lilly or its designee, at CoLucid’s actual cost (determined in accordance with GAAP) plus a reasonable markup comparable to markups charged by contract manufacturers in the pharmaceutical manufacturing industry, CoLucid’s inventory of the Product existing on the date of termination (“CoLucid Inventory”). CoLucid will be entitled to finish manufacturing any work-in-process into the Product, and such newly made Product will be considered CoLucid Inventory hereunder. If Lilly so requests, CoLucid shall use its commercially reasonable

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

efforts to continue manufacturing for Lilly for a period of time reasonably sufficient to permit Lilly to locate and qualify an alternative source of supply. If CoLucid is then utilizing third party manufacturers, CoLucid will use its commercially reasonable efforts to cause such suppliers to provide supply to Lilly. If termination of this Agreement relates only to a specific country, the provisions of this Section 11.3(d) are applicable only to CoLucid’s Product inventories for the country (as determined by CoLucid’s records) where such termination occurred; provided, however, that CoLucid may, at its option, promptly ship any inventory of Product in such country to a country in which it retains the right to market and sell such Product.

(e) Transfer of Regulatory Documents. CoLucid shall immediately transfer possession and ownership (and shall cause all contractors used by CoLucid to provide services hereunder to transfer possession and ownership) to Lilly (and in Lilly’s name where appropriate) of all Clinical Trial data and information, all Clinical Trial databases, all data generated in support of Applications for Marketing Authorization, Regulatory Approvals or other regulatory commitments (e.g., toxicology and stability data) and regulatory documents (including, but not limited to, Applications for Marketing Authorization, Regulatory Approvals and any correspondence between CoLucid and any sublicensee or contractor of CoLucid and any regulatory agency) that were created and/or developed under the terms of this Agreement for Compound or Product (collectively, the “Regulatory Documents”); provided, however, that if the termination relates only to a specific country, then only the Regulatory Documents pertaining to such country will be transferred to Lilly hereunder. In such case, CoLucid will maintain possession and ownership of all other Regulatory Documents. Should Lilly elect to sublicense, or to co-market or co-promote Product with a Third Person in the Territory, pursuant to Lilly’s rights under this Section 11.3, Lilly shall have the right to provide appropriate access to such Clinical Trial data or information, Clinical Trial databases, all data generated in support of any Application for Marketing Authorization, Regulatory Approval other regulatory commitment, or Regulatory Document to such Third Person. Except as contemplated by subsection (c) above, CoLucid shall not be entitled to any compensation for the use of Regulatory Materials.

(f) Assignment of Trademarks. CoLucid shall assign to Lilly its trademark rights for the Product, including, without limitation, any back-up marks, registrations, or applications for such marks and the goodwill associated with such marks; provided, however, that if the termination relates only to a specific country, then only the trademark rights pertaining to such country will be transferred to Lilly hereunder. In such case, CoLucid will maintain possession and ownership of all other trademarks. The parties shall negotiate in good faith reasonable compensation from Lilly to CoLucid for such trademark and goodwill.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.4 Termination by CoLucid.

(a) If CoLucid reasonably believes, in light of the factors identified in the definition of Diligence in Article 1, that it would be commercially unreasonable to continue to develop the Product as set forth in this Agreement, it may terminate this Agreement upon ninety (90) days written notice to Lilly.

(b) Upon any material breach of this Agreement by Lilly, CoLucid may, at its option, terminate this Agreement upon ninety (90) days written notice to Lilly. Such termination shall become effective at the end of such ninety (90) day period unless Lilly cures such breach or violation during such ninety (90) day period; provided, however, in the case of a breach or violation that cannot be cured within such ninety (90) day period, CoLucid may terminate this Agreement following such ninety (90) day period only if Lilly shall have failed to commence substantial remedial actions within such ninety (90) day period and to use best efforts to pursue the same.

(c) If CoLucid terminates this Agreement under Section 11.4(a), then the terms of Section 11.3 shall apply. If CoLucid terminates this Agreement under Section 11.4(b), 11.5, or 12.3, then CoLucid shall retain any and all licenses granted to it by Lilly pursuant to Section 2.1 (unless otherwise terminated pursuant to the terms of this Agreement), and CoLucid’s payment obligations under Article 3 and other relevant provisions shall continue in full force and effect, but CoLucid’s Diligence obligations under Sections 4.3, 4.4 and 4.5(a) will terminate.

11.5 Termination for Bankruptcy. Notwithstanding any other provision of this Article 11, either Party may terminate this Agreement by providing written notice to the other Party (with immediate effect) if the other Party:

(a) makes a general assignment of substantially all of its assets for the benefit of creditors;

(b) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or all or substantially all of its assets; or

(c) voluntarily commences under the laws of any jurisdiction any proceeding for relief under the Bankruptcy Code of 1986, as amended (“Code”) or similar bankruptcy laws in applicable jurisdictions, involving its insolvency, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.6 Change in CoLucid’s Ownership. If CoLucid undergoes a Change of Control, CoLucid will promptly notify Lilly in writing thereof and Lilly may terminate this Agreement by providing written notice to CoLucid and such termination shall become effective upon CoLucid’s receipt of such notice unless the new controlling Third Person agrees in writing to be bound by the terms and conditions of this Agreement and to undertake all of CoLucid’s obligations under this Agreement.

11.7 Residual Obligation Upon Termination. Termination of this Agreement for any reason will not relieve either Party of any obligation or liability accruing prior thereto and will be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of the provisions of this Agreement. Without limiting the generality of the foregoing and in addition to the foregoing and the rights upon termination set forth in Sections 11.2 and 11.4, no termination of this Agreement, whether by lapse of time or otherwise, will serve to terminate the rights and obligations of the Parties hereto with respect to this Agreement as it relates to the jurisdiction(s) for which this Agreement has not been terminated. The provisions of Article 1, Section 6.6, Article 7, Sections 8.7 and 8.8, Article 9, Article 10, Section 11.3, 11.7, 11.8, 11.9 and Article 12 are intended to and shall survive termination or expiration of this Agreement in accordance with the terms of such Articles or Sections.

11.8 Additional Remedies. The remedies set forth in this Article 11 or elsewhere in this Agreement will be in addition to, and will not be to the exclusion of, any other remedies available to the Parties at law, in equity or under this Agreement.

11.9 Further Assurances. CoLucid covenants and agrees that if this Agreement is terminated under Sections 11.2, 11.5 or 12.3, and if any Regulatory Document(s) described in Section 11.3(d) or any trademark described in Section 11.3(e) cannot be transferred or assigned under Applicable Law, or is untransferable by its nature, then CoLucid will cause the beneficial interest in and to the same, in any event, to pass to Lilly, and CoLucid, covenants and agrees, after such termination to hold such Regulatory Document(s) and trademark(s) in trust for, and for the benefit of Lilly; provided, all payments owed to CoLucid under this Agreement have been paid by Lilly.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 12

MISCELLANEOUS

12.1 Independent Contractor. It is understood and agreed that the Parties shall have the status of an independent contractor under this Agreement and that nothing in this Agreement shall be construed as creating any partnership, joint venture or employer-employee relationship between the Parties or as authorization for either CoLucid or Lilly to act as agent for the other.

12.2 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties and their legal representatives, successors and assigns, and they shall not be construed as conferring any rights to any Third Person.

12.3 Force Majeure. If either Party is affected by any extraordinary, unexpected and unavoidable event such as acts of God, floods, fires, riots, war, labor disturbances, failures of sources of supply, infectious diseases of animals, or by the reason of any law, order, proclamation, regulation, ordinance, demand or requirement of the relevant government or any authority or representative thereof, or by reason of any other cause whatsoever (provided that in all such cases the Party claiming relief on account of such event can demonstrate that such event was extraordinary, unexpected and unavoidable by the exercise of reasonable care) (“Force Majeure”) it shall notify the other Party within five (5) business days of the nature and extent thereof and take all reasonable steps to overcome the Force Majeure and to minimize the loss occasioned to that other Party. Such notice will be provided within five (5) business days of the occurrence of such event and will identify the requirements of this Agreement or such of its obligations as may be affected, and, subject to the provisions below, to the extent so affected, said obligations will be suspended during the period of such disability. The Party prevented from performing hereunder will use reasonable efforts to remove such disability and will continue performance whenever such causes are removed. The Party so affected will give to the other Party a good faith estimate of the continuing effect of the Force Majeure condition and the duration of the affected Party’s nonperformance.

If the period of any previous actual nonperformance of Lilly because of Lilly Force Majeure conditions plus the anticipated future period of Lilly nonperformance because of such conditions will exceed an aggregate of one hundred eighty (180) consecutive days within any one year period, CoLucid may terminate this Agreement immediately by written notice to Lilly.

If the period of any previous actual nonperformance of CoLucid because of CoLucid Force Majeure conditions will exceed one hundred eighty (180) consecutive days, Lilly may terminate this Agreement immediately by written notice to CoLucid; provided, however, that to the extent such nonperformance by CoLucid affects CoLucid’s

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

performance and Lilly’s rights under this Agreement as it relates to one or more countries, but not all countries, Lilly may terminate this Agreement after such one hundred eighty (180) day period as to the affected country or countries only, and in such case this Agreement will remain in full force and effect with respect to the countries that are not terminated.

Notwithstanding the foregoing, when such circumstances as those contemplated herein arise, the Parties will discuss in good faith, what, if any, modification of the terms set forth herein may be required in order to arrive at an equitable solution.

12.4 Amendment. This Agreement may not be amended, supplemented, or otherwise modified except by an instrument in writing signed by authorized representatives of the Parties.

12.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding relating to the subject matter of this Agreement and supersedes all previous communications, proposals, representations and agreements, whether oral or written, relating to the subject matter of this Agreement, including the Confidentiality and Non-Use Agreement dated September 21, 2004, the Original Agreement and the Prior Amendments.

12.6 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective while this Agreement remains in effect, the legality, validity and enforceability of the remaining provisions will not be affected thereby.

12.7 Waiver. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof only by a written instrument executed by such Party. No delay on the part of Lilly or CoLucid in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Lilly or CoLucid of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

12.8 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by prepaid express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by the notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For CoLucid:	CoLucid Pharmaceuticals, Inc.
P.O. Box 425227
Cambridge, Massachusetts 02142
Attention: Chief Executive Officer

With a copy to:	Faegre Baker Daniels LLP 600 East 96th St.; Suite 600 Indianapolis, Indiana 46240 Attention: Daniel L. Boeglin Fax: 317-569-4800

For Lilly:	Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 United States of America Attention: General Counsel Fax: 317-276-9152

With a copy to:	Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 United States of America Attention: Vice President, LRL Neuroscience

12.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana, United States, excluding any choice of law rules, which may direct the application of the law of any other jurisdiction. However, the scope, validity and enforceability of any patents encompassed within the scope of this Agreement shall be determined in accordance with the applicable laws of the countries in which such patents have issued.

12.10 Assignability. During the term of this Agreement, neither Party shall assign any benefit or burden under this Agreement without prior written consent of the other Party, which shall not be unreasonably withheld, except that (i) either Party may assign its rights and obligations under this Agreement to an Affiliate or to any company with which it may merge or consolidate or to any company to whom it may transfer substantially all of its assets or to any company which may acquire such Party (including, in each case, any company created as a new vehicle upon any such merger, transfer or acquisition), (ii) CoLucid may transfer any and all of its rights to a sublicensee as provided by this Agreement and (iii) Lilly may freely assign its royalty interest in whole or in part. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.11 Jointly Prepared. This Agreement will be deemed to have been drafted by both Lilly and CoLucid and will not be construed against either Party as the draftsperson hereof.

12.12 Headings, Gender and Number. All section and article titles or captions contained in this Agreement and in any exhibit, schedule or certificate referred to herein or annexed to this Agreement are for convenience only, will not be deemed a part of this Agreement and will not affect the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and other gender, masculine, feminine, or neuter, as the context requires.

12.13 Dispute Resolution. If any dispute arises relating to this Agreement, prior to instituting any lawsuit or other dispute resolution process on account of such dispute, the Parties will attempt in good faith to settle such dispute first by negotiation and consultation between themselves, including referral of such dispute to the Chief Executive Officer of CoLucid and the Vice President, LRL Neuroscience, of Lilly. If such executives are unable to resolve such dispute or agree upon a mechanism to resolve such dispute within sixty (60) days of the first written request for dispute resolution under this Section 12.13, then at the request of either Party the dispute shall be submitted to non-binding mediation before a mutually acceptable mediator chosen by agreement of the parties. This provision shall not preclude any Party from seeking immediate injunctive relief in the event such Party believes that irreparable harm will occur.

12.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

12.15 Schedules, Exhibits and Attachments. All schedules, exhibits and attachments (including, without limitation, the Development Plan) referred to herein are intended to be and hereby are specifically made part of this Agreement. However, if there is a conflict between a term or condition of such schedules, exhibits and attachments and this Agreement, the terms and conditions of this Agreement shall prevail.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.16 Further Assurances. At any time during the term of this Agreement, Lilly and CoLucid each will, at the request of the other Party, use reasonable efforts to (a) deliver to the other Party such records, data or other documents, consistent with the provisions of this Agreement, (b) execute, deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and (c) take or cause to be taken all such other actions, as a Party reasonably may deem necessary or desirable in order for such Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties by their respective authorized representatives, have executed this Agreement.

ELI LILLY AND COMPANY

By:	/s/ Darren J. Carroll
Printed:	Darren J. Carroll
Title:	SVP Corporate Bus. Dev.

COLUCID PHARMACEUTICALS, INC.

By:	/s/ Thomas P. Mathers
Printed:	Thomas P. Mathers
Title:	CEO

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

Licensed Patents

LY573144

Docket No.	Country	Status	Substatus	Application Number	Ap. Date	Patent Number	Grant Date	Expiration Date
X14075	Algeria	Filed	Filed	40257	27-Mar-03
X14075	Argentina	Filed	Filed	P030101055	5-Mar-03
X14075	Australia	Filed	Filed	2003224719	27-Mar-03
X14075	Brazil	Filed	Filed	PI0308495-7	27-Mar-03
X14075	Canada	Filed	Filed	2478229	27-Mar-03
X14075	Chile	Filed	Filed	612-2003	26-Mar-03
X14075	China P.R.	Filed	Filed	3807363.3	27-Mar-03
X14075	Colombia	Filed	Filed	4096137	27-Mar-03
X14075	Costa Rica	Filed	Filed	7496	27-Mar-03
X14075	Croatia	Filed	Published	P20040883 A	27-Mar-03
X14075	Ecuador	Filed	Filed	04-5317-PCT	27-Mar-03
X14075	El Salvador	Filed	Filed	E-1691-2003	5-Mar-03
X14075	Eurasian Patent Convention	Filed	Filed	200401282	27-Mar-03
X14075	European Patent Convention	Filed	Published	3721402	27-Mar-03
X14075	Hong Kong	Docketed	Mailed	PCT/US03/08455
X14075	Indonesia	Filed	Filed	W-00200402114	27-Mar-03
X14075	Israel	Filed	Filed	163928	27-Mar-03
X14075	Japan	Filed	Filed	2003-582146	27-Mar-03
X14075	Korea South	Filed	Published	10-2004-7015294	27-Mar-03
X14075	Malaysia	Filed	Filed	PI20031097	5-Mar-03
X14075	Mexico	Filed	Filed	PA/A/2004/009497	27-Mar-03
X14075	New Zealand	Filed	Filed	534952	27-Mar-03
X14075	Nigeria	Granted	Granted	123/2003	12-Mar-03	RP15220	29-Oct-03	12-Mar-23
X14075	Norway	Filed	Filed	20044654	27-Mar-03
X14075	Patent Cooperation Treaty	Inactive	National	PCT/US03/08455	27-Mar-03
X14075	Peru	Filed	Published	301	5-Mar-03
X14075	Philippines	Filed	Published	1-2004-501520	27-Mar-03
X14075	Poland	Filed	Filed	P-372845	27-Mar-03
X14075	Singapore	Filed	Filed	200405216-3	27-Mar-03
X14075	South Africa	Filed	Filed	2004/7666	27-Mar-03
X14075	Taiwan	Filed	Published	92106334	21-Mar-03
X14075	Thailand	Filed	Published	81304	5-Mar-03
X14075	Ukraine	Filed	Filed	20040907833	27-Mar-03
X14075	United States	Filed	Filed	10/509770	27-Mar-03
X14075	Venezuela	Filed	Filed	2003-000468	26-Mar-03
X14075	Vietnam	Inactive	Abandoned	1-2004-00976	27-Mar-03
X14075T	Egypt	Filed	Filed	289/2003	5-Mar-03
X14075T	India	Filed	Filed	01392/KOL/NP/04	27-Mar-03
X14075T	Pakistan	Filed	Filed	237/2003	20-Mar-03

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

Compound Supply

API

All API is transferred AS IS and CoLucid shall be solely responsible for determining its suitability for developmental or clinical trial use.

2.5 kg LY573144 hemisuccinate manufactured and located at MSG (Belgium).

•	Material is past its re-evaluation date.

•	Material may not in any event be used for pivotal clinical trials.

An additional 800 g is available that may be suitable for development use only (two lots: 200 g and 600 g), but shall not in any circumstances be used in humans.

•	Reference standard is available, but will need re-evaluation by CoLucid before use. This material was not made using cGMP.

Analytical Methods

Analytical methods have been developed and will be supplied, but not transferred. Validation will be required by CoLucid’s analytical lab prior to use.

Drug Product

All Drug Product is transferred AS IS and CoLucid shall be solely responsible for determining its suitability for developmental or clinical trial use.

400 unlabeled vials of the 3mg/ml CT material are available.

•	Material is past expiry dating.

•	Stability samples that may be useful to extend dating are still in stability chambers at a 3rd party and will remain until Jun-06.

Since material was imported “Import for Export”, shipment of the material needs to comply with FD&C Act 801(d)(3).

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

Near Term Migraine Product Development Plan

Product assumptions

Non-triptan, but similar efficacy. May need to prove absence of human coronary vasoconstriction with comparison to triptan for marketing.

Potential efficacy as prophylactic migraine drug and preventive agent given at onset of aura or during prodrome. This will not be part of this proposed development plan.

Need to demonstrate that nausea, vomiting, phonophobia, photophobia are improved. FDA considers pain improvement in the absence of improvements in other features to be inadequate.

Can be administered IV, sublingual, or oral.

Might have efficacy in delayed emesis.

Development Plan

Migraine

Phase 1 studies for a new agent are shown in Table 1. Given the thorough toxicology package that has been performed on the molecule, it is not thought that extensive additional studies will need to be performed prior to Phase 1 studies with a sublingual formulation. Preparation of a new formulation will require an animal study to demonstrate lack of irritability of the administration and the absorption of the drug substance. Preparation of study drug is not included in the cost estimates. The Phase 1 study could potentially compare the sublingual formulation to oral or iv doses. Assuming the data from the study is clean, Phase 2 could proceed. There is a possibility that additional studies will be required to examine any cardiac issues. For marketing reasons, these might be helpful.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Phase 2 studies for acute migraine (moderate to severe) are shown in Table 2. The Phase 2 study would include an initial study to determine the maximum tolerated dose and the second study would be a proof-of-concept study. A multiple dose study is also planned.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Delayed Emesis

Since delayed emesis will be submitted to a different division, it is likely that that division would request a full ICH exposure in that indication. This could be discussed and a smaller exposure might be negotiated.

The Phase 2 studies for delayed emesis are shown in Table 3.

Fastest Route to Efficacy Study in Migraine

Given that animals have been dosed in a regulatory 2 week intravenous study defining a NOAEL dose and that an intravenous study has been done in subjects defining the PK in man and that the dosage form planned for use in man is sublingual (or oral), the first clinical pharmacology study will be single dose escalation to find the maximal tolerated dose in man. There would be a minimum of two groups of 8 subjects, each dosed at two dosage levels. The kinetics of the sublingual dosing should be compared to the IV dosing as the study progresses to help define the maximal tolerated dose. You will notice in the table below that there are additional arms of the study, which would likely be beneficial. If the clinical trials use multiple dosing, a multiple dose clinical pharmacology trial will be required to demonstrate pharmacokinetics and safety at steady state.

The POC clinical study would be in moderate to severe acute migraine which will use a single dose. Patients who meet the study criteria are given blinded study drug to take with their next moderate or severe migraine headache. They subsequently complete a diary recording the severity of their symptoms at defined times over the next several hours. This study would use study drug at the maximum tolerated dose and placebo. Efficacy in this trial would be sufficient to move forward.

Fastest Route to Efficacy Study in Delayed Emesis

This study will require toxicology support for at least 2 weeks. In addition, to the single dose preclinical pharmacology trial, a clinical pharmacology study in subjects dosed to maximum tolerated efficacy dose in steady state will be needed. An efficacy study requiring up to 1 week of dosing should be sufficient for a proof of concept trial.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Table 1. Projected Clinical Phase 1 Plan for Registration

Study/Objective	Design	Duration	N
Absolute bioavailability	Crossover IV versus sublingual or oral, kinetics	Single dose	16

Multiple dose	Parallel, include QTc evaluation, steady state kinetics	1 week	24

	** Studies could potentially be combined into one multiple dose study looking at kinetics

Subtotal:

Drug interaction studies (several of these depending upon characteristics of drug)	“Crossover”, These would include analgesics, prophylaxis agents, chemotherapeutic agents, etc. that will be used concomitantly with this formulation	Single dose?	24

	** This study of drug interaction will likely have to be performed.

Subtotal:

QTc trial in migraineurs	Cross-over, dose response, efficacy	Multiple single doses	160

Cardiac catheterization for CA constriction (absence)	Parallel, dose response, placebo-controlled, include QTc – this should only be performed after consultation with the FDA on the ability to get a differentiating label	Single dose	48

	** These studies may be required depending on how the cardiac evaluation looks in the first two studies above. Based on the Phase 1 conducted and the clean Dog CV study, this should not be the case.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1

Table 2. Phase 2 Clinical Plan for Migraine

Phase / Indication	Study/Objective	Design	Duration	Number of patients
Phase 2 / Moderate/severe migraine HA pain #1	Dose response efficacy study (3 doses: X, 2X, & 4X) and Safety	Parallel, placebo controlled, include QTc evaluation	Single migraine, consider follow-up data to confirm safety.	4 X 60 = 240

Phase 2 / Moderate/severe migraine HA pain #2	Dose response efficacy study (use best dose from study #1 and up to 4 other doses) and Safety	Parallel, placebo controlled, include QTc evaluation	Single migraine, consider follow-up data to confirm safety.	5 X 60 = 300

Phase 2 / Repeated dose migraine study	Efficacy and safety	Parallel, comparator and placebo controlled. Consider imbalance (2:1:1). Second dose in nonresponders.	Single HA Alternatively could treat 2-3 migraines.	4 X 100 = 400

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2

Table 3. Phase 1B/2 Studies for Delayed Emesis indication Submission without a migraine package

Phase / Indication	Study/Objective	Design	Duration	Number of patients
Phase 1B / Proof of concept	Stand alone	Parallel, MTD vs. placebo	1-2 weeks	2 X 50 = 100

Phase 1B / Proof of concept	Add-on to standard therapy	Parallel, MTD vs. placebo	1-2 weeks	2 X 50 = 100

Phase 2 / Dose response a	Efficacy	Parallel, 3 doses vs. placebo	1-2 weeks	4 X 100 = 400

Phase 2 / Dose response a	Efficacy/Add on to standard therapy	Parallel, 3 doses vs. placebo	1-2 weeks	4 X 100 = 400

This plan assumes that the dosage will be similar to that of migraine and that the FDA will accept safety data in migraine to permit a reduced number of exposures.

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3

EXHIBIT D

KNOW-HOW

ADME
1	LY573144 ADME Summary Slides.ppt	ADME Summary Slides

2	LY573144 011D03 EX.doc	Elimination of Radioactivity from Female Beagle Dogs Following Either a Single Intravenous Dose or a Single Oral Dose of 6 mg/kg [14C]LY573144 as the Hemisuccinate

3	ID	File Name

4	LY573144 ADME 011D03 PK.doc	Plasma Pharmacokinetics of Radioactivity and LY573144 and Red Blood Cell Distribution in Female Beagle Dogs Following a Single Intravenous or Oral Dose of 6 mg/kg of [14C]LY573144 as the Hemisuccinate

5	LY573144 ADME C14 SYN Rpt.doc	Synthesis of 2,4,6-Trifluoro-N-[6-[(1-methyl-4-piperidinyl)carbonyl]-2-pyridinyl-[2,6-14C2]]benzamide Hemisuccinate, LY573144-[14C2] Hemisuccinate

6	LY573144 ADME Rpt 011D03 Metab.doc	Metabolism of LY573144 in Female Beagle Dogs Following a Single Intravenous or a Single Oral Dose of 6 mg/kg [14C]LY573144·Hemisuccinate

7	LY573144 ADME Rpt 02.doc	In Vitro Metabolism of LY573144 Studied in Liver Microsomes and Cryopreserved Hepatocytes from Human, Rat, Dog, and Monkey, and In Vivo Metabolism Studied in Plasma from Rat, Dog, and Monkey and in Urine from Rat and Dog

8	LY573144 ADME Rpt 03.doc	Plasma Toxicokinetics of LY573144 in Fischer 344 Rats Following Intravenous Infusion of 4, 12, or 40 mg/kg/day LY573144 Hemisuccinate for 14 Days

9	LY573144 ADME Rpt 04.doc	Toxicokinetics of LY573144 in Beagle Dogs Following a Single Intravenous Infusion of 2, 6, or 15 mg LY573144 Hemisuccinate/kg for 14 Days

10	LY573144 ADME Rpt 05.doc	Drug Effects on Hepatic Microsomal Drug Metabolizing Enzymes in Beagle Dogs Given LY573144 Hemisuccinate by Intravenous Infusion for 2 Weeks

11	LY573144 ADME Rpt 06.doc	Toxicokinetics of LY573144 in Gravid New Zealand White Rabbits Following a Single Intravenous Infusion of 5, 10, or 20 mg/kg LY573144 Hemisuccinate on Day 11 of Gestation

12	LY573144 ADME Rpt 07.doc	Toxicokinetics of LY573144 in Gravid New Zealand White Rabbits Following a Single Intravenous Infusion of 5, 10, or 20 mg/kg LY573144 Hemisuccinate on Day 11 of Gestation

13	LY573144 ADME Rpt 08.doc	Plasma Toxicokinetics of LY573144 in Gravid CD Rats on Day 12 of Gestation Following Daily Intravenous Infusions of 5, 15, or 75 mg/kg LY573144 as the Hemisuccinate Salt on Gestation Days 6 through 12

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1

14	LY573144 ADME Rpt 09.doc	In Vitro Interaction of LY573144 with Human Cytochromes P450 CYP3A, CYP2D6, CYP2C19, CYP2C9, and CYP1A2

15	LY573144 ADME Rpt 10.doc	Synthesis of 2,4,6-Trifluoro-N-[6-[(1-methyl-4-piperidinyl)carbonyl]-2-pyridinyl-[2,6-14C2]]benzamide Hemisuccinate, LY573144-[14C2] Hemisuccinate

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2

ID Toxicology	File Name	Document Title
1	LY573144 Toxicology Summary Slides.ppt	Toxicology Summary Slides

2	Genpharm01 Receptor.pdf	Receptor Pharmacology Study of LY517717 Difumarate Using Radiolabeled Receptor Binding and Isolated Tissue-Bath Preparations

3	Genpharm02 HERG.pdf	Human Cardiac IKr (HERG) Blocking Profile of Compound 517717 Hydrochloride

4	Genpharm03 respiratory.pdf	Effect of Single-Dose Oral Administration of LY517717 Difumarate on Respiratory Patterns of Male Rats

5	Genpharm04 CNS.pdf	CNS/Behavioral Effects of Single-Dose Oral Administration of LY517717 Difumarate in Male CD-1 Mice

6	Genpharm05 CV.pdf	Telemetry Cardiovascular Assessment Study in Conscious Rats of Orally Administered Compound LY517717 Difumarate

7	Genpharm06 hemolysis.pdf	Hemolytic Potential and Blood Compatibility Testing with LY573144 Hemisuccinate

8	Tox01 single_dose.pdf	A Single-Dose Toxicity Study in Fischer 344 Rats Given LY573144 Hemisuccinate Intravenously

9	Tox02 in vitro ocular.pdf	Bovine Corneal Opacity And Permeability Assay LY573144 Hemisuccinate (Compound 683974) Final Report

10	Tox03 Micronucleus.pdf	The Effect of LY573144 Hemisuccinate Given Intravenously for 2 Consecutive Days on the Induction of Micronuclei in Bone Marrow of ICR Mice

11	Tox04 Chrom Ab.pdf	The Effect of LY573144 Hemisuccinate on the In Vitro Induction of Chromosome Aberrations in Chinese Hamster Ovary Cells

12	Tox05 Ames.pdf	The Effect of LY573144 Hemisuccinate on the Induction of Reverse Mutations in Salmonella typhimurium and Escherichia coli Using the Ames Test

13	Tox06 Repeat_dose rat.pdf	A 2-Week Intravenous Infusion Toxicity Study of LY573144 Hemisuccinate (Compound 683974) in the Fischer 344 Rat

14	Tox08 Repeat_dose Dog.pdf	A 2-Week Intravenous Infusion Toxicity Study of LY573144 Hemisuccinate in the Beagle Dog

15	Tox09 embryofetal rat.pdf	An Embryo-Fetal Development Study of LY573144 Hemisuccinate (Compound 683974) Administered by Intravenous Infusion in the Rat and Companion Blood Level Study

16	Tox10 embryofetal rabbit.pdf	An Embryo-Fetal Development (Segment II) Study of LY573144 Hemisuccinate (Compound 683974) Administered Intravenously in the New Zealand White Rabbit

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3

ID Discovery	File Name	Document Title
1	LY573144 Discovery Summary Slides	Discovery Summary Slides

2	5HT1F_Candidate Selection Document	Candidate Selection Document—Description of all Preclinical Work

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4

ID Clinical	File Name	Document Title
1	LY573144 Clinical Summary Slides.ppt	Clinical Summary Slides

2	5HT1F CIB.pdf	Current CIB

3	frLACA 27_05_04.doc	Phase 1 Clinical Study LACA Final Study Report

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5

ID CMC	File Name	Document Title
1	LY573144 CMC Summary Slides.ppt	CMC Summary Slides

2	Summation of Analytical Methods and Reports.pdf	Summary Index of Hard Copy Files

Analytical Methods
1	B09352_1.pdf	HPLC DETERMINATION OF LY573144 IN TOXICOLOGY FORMULATIONS

2	B09626_1.pdf	HPLC DETERMINATION OF LY573144 FROM TEXWIPE SWABS

3	B09979_1.pdf	HPLC DETERMINATION OF LY573144 FROM TEXWIPE SWABS

4	TR16JUL2003RZ38451A.pdf	Validation Protocol For Method B09979, HPLC Determination of LY573144 on Cleaning Swabs

API
1	GMP Campaign 1 development report.pdf	GMP Campaign 1 : development report.

2	LY573144 hemisuccinate analytical methods and unofficial results.pdf	LY573144 Hemisuccinate (683974). Analytical methods and non-official results.

3	Optimisation and robustness study on last step.pdf	Optimisation and robustness study on the last step of synthesis of 5-HT1f 3rd gen candidate : M026-A13

4	Pilot plant campaign 1 production report.pdf	LY683974 (M026-A13 0.5 SUC) Pilot Plant campaign 1 Production report

5	TR11OCT2002YA00275A.pdf	Biopharmaceutical Properties for Program 5HT1f 3rd Generation

6	TR25MAR2002YA00275A.pdf	Biopharmaceutical Properties and Salt Selection for Program 5HT1f 3rd Generation

Formulation
1	TR04FEB2004RZ38452A.PDF	LY573144 Formulation Development Report I: Parenteral Solution Formulation, 1mg/ml, for First Human Dose Studies

2	TR10JUN2004RZ38452A.PDF	LY573144 Formulation Development Report III: Parenteral Solution Formulation, 3mg/ml, for First Human Dose Studies

3	TR10Jun2004RZ38452B.PDF	LY573144 Formulation Development Report II: Drug and Excipient Compatibility Study

4	TR10NOV2003RZ38452B.PDF	Prediction of Bitter Taste of LY573144 Using a Rat Behavioral Taste Model

5	TR14SEP2004RZ38452A.PDF	LY573144 Formulation Development Report IV: Prototype Sublingual Tablet Formulation Development and In Vivo Absorption in Dogs

6	TR31JUL2002RZ38452A.PDF	Microbial Challenge Testing of LY573144 Hemisuccinate Salt (LY683974) solution for injection

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Specifications
1	specs for 3 mg per ml DP.pdf	Specification approval for 3 mg/ml drug product

2	specs for API and 1 mg per ml DP.pdf	Specification approval for API and 1 mg/kg drug product

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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